Exhibit 99.2

Summary of Segment Financial Information Revisions (unaudited)

The following table details out only the line items that were changed by Segment. See Exhibit 99.1 for the full Segment Financial Information for 2005.

	Events		Venues and Sponsorship		Other
	Revised	Previously Reported	Revised	Previously Reported	Revised	Previously Reported
(in thousands)
Three months ended December 31, 2005
Revenue	$613,415	$613,524	$107,029	$106,920	$17,801	$17,801
Direct operating expenses	$590,921	$580,884	$38,316	$38,212	$3,333	$13,474
Selling, general and administrative expenses	$77,756	$82,130	$65,168	$60,794	$3,806	$3,806
Operating income (loss)	$(60,099)	$(54,327)	$(10,811)	$(6,442)	$9,353	$(788)
Year ended December 31, 2005
Revenue	$2,266,176	$2,266,285	$535,870	$535,761	$73,422	$73,422
Direct operating expenses	$2,120,884	$2,110,847	$177,961	$177,857	$20,173	$30,314
Selling, general and administrative expenses	$248,454	$252,828	$224,914	$220,540	$42,461	$42,461
Operating income (loss)	$(114,954)	$(109,182)	$84,498	$88,867	$7,935	$(2,206)